EXHIBIT 99.1

Hutchinson Technology Announces Closure of Sioux Falls, South Dakota Facility

HUTCHINSON, Minn., Jan. 23, 2009 (GLOBE NEWSWIRE) -- Hutchinson Technology Incorporated (Nasdaq:HTCH) today announced that it will close its Sioux Falls, South Dakota facility as part of its effort to restructure the company and reduce costs. The Sioux Falls operation assembles the suspension assembly components that are produced at the company's other facilities and employs approximately 300 full-time employees.

"This was a difficult decision, and we understand the impact it will have on our employees, their families and the communities they live in," said Kathleen Skarvan, president of the company's Disk Drive Components Division. "It is important to note that this closure is not a reflection on the employees or the performance of the Sioux Falls operation. This is a strong team of employees who have a variety of skills in manufacturing, technical and support functions. Their experience in producing quality products would be an asset to any employer, and we will work with the South Dakota Department of Labor as they provide job search and other assistance to our employees during this difficult time."

The company's president and chief executive officer, Wayne Fortun, said, "Not only do we appreciate the outstanding effort that our Sioux Falls employees have put forth over the last 20 years, but we are also grateful for the support and cooperation that we have received from the City of Sioux Falls and the State of South Dakota."

Skarvan said that the company will consolidate its Sioux Falls assembly operation into its facilities in Eau Claire, Wisconsin and Hutchinson, Minnesota. "With reduced demand for our product due to the weakened global economic environment, we need to lower our cost structure," Skarvan added. "This consolidation will help lower our costs through greater efficiency and improved utilization of our other facilities. We expect to complete the consolidation over the next three months, during which we will provide an uninterrupted supply of suspension assemblies to our customers."

The company will offer severance and other benefits to the affected employees, and it estimates that its financial results for its fiscal 2009 second quarter ending March 29, 2009 will include $5 million to $13 million of asset impairment charges, severance charges and other costs related to the closure of its Sioux Falls facility.

The company's fiscal 2009 first quarter results announcement and conference call are scheduled for January 27, 2009, at which time the company will discuss its financial results for the first quarter and provide further details on the changes to its overall cost structure.

About Hutchinson Technology

Hutchinson Technology is a global technology leader committed to creating value by developing solutions to critical customer problems. The company's Disk Drive Components Division is the leading worldwide supplier of suspension assemblies for disk drives. The company's BioMeasurement Division is focused on bringing to the market new technologies and products that provide information clinicians can use to improve the quality of health care and reduce costs.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements regarding the company's cost reduction efforts and results, asset impairment charges, severance costs, manufacturing consolidation and efficiencies, capacity utilization and demand for and shipments of the company's products. These statements involve risks and uncertainties. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in market demand and market consumption of disk drives or suspension assemblies, the company's ability to fully realize anticipated cost reductions, the company's ability to consolidate operations in an effective manner, the company's ability to produce suspension assemblies at levels of precision, quality, variety, volume and cost that its customers require, changes in product mix, changes in required investment to develop process capabilities, changes in expected data density and other factors described from time to time in the company's reports filed with the Securities and Exchange Commission.

CONTACT:  Hutchinson Technology Inc.
          Investor Contact:
          Charles Ives, Investor Relations Manager
            320-587-1605
          Media Contact:
          Connie Pautz, Corporate Communications Director
            320-587-1823